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EXHIBIT 10.15(a)

                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT, dated as of December 29, 1999, between North Fork Bancorporation, Inc. a Delaware corporation (the "Company"), and Raymond A. Nielsen (the "Consultant").

     WHEREAS, the Consultant is employed by Reliance Bancorp, Inc., a Delaware corporation ("Reliance"), as President & Chief executive Officer of Reliance;

     WHEREAS, the Consultant and Reliance have entered into an Employment Agreement date as of September 11, 1996 (the "Prior Agreement");

     WHEREAS, the Company and Reliance have entered into an Agreement and Plan of Merger, dated as of August 30, 1999 (the "Merger Agreement"), pursuant to which, among other things, Reliance will be merged with and into the Company as of the Effective Time (as defined in the Merger Agreement);

     WHEREAS, the parties desire to provide for the termination in part of the Prior Agreement as of the date on which the Effective Time occurs (the "Effective Date");

     WHEREAS, the Company desires to induce the Consultant to act as a consultant to the Company as of the Effective Date in order to assist it in effectuating an orderly and efficient transition in respect of the Merger and the transactions contemplated by the Merger Agreement and to prevent the Consultant from engaging in activities which are competitive with the business of the Company, and the Consultant desires to act as a consultant to the Company as of the Effective Date and is, in consideration of the benefits to him of this Agreement, willing to restrict his ability to compete with the business of the Company.

     NOW THEREFORE, in order to effect the foregoing, the Company and the Consultant wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


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     1. Consulting Term and Services to be Provided. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

     2. Term. The Term of this Agreement (the "Term") shall commence as of the Effective Date and terminate on the second anniversary thereof. This Agreement shall be null and void and of no force or effect if the Effective Time does not occur.

     3. Duties. From time to time during the Term, the Consultant shall perform such services as the Company shall reasonably request to assist the Company in effecting an orderly and efficient transition in respect of the Merger and the transactions contemplated by the Merger Agreement. The Consultant shall in no event be required to provide consulting services to the Company hereunder in excess of 20 hours during any calendar month in the first year of the Term or in excess of 10 hours during any calendar month in the second year of the Term. The scheduling of such time shall be mutually agreeable to the Consultant and the Company. Subject to the Consultant's obligations hereunder, the Company acknowledges that the Consultant is permitted to pursue other activities, whether of a personal or business nature, and, accordingly, may not always be immediately available to the Company.

     4. Place of Performance. The Consultant shall perform his duties and conduct his business at such locations as are reasonably acceptable to him and the Company, such locations shall include the Consultant's place of residence.

     5. Independent Contractor. During the term of this Agreement, the Consultant shall be an independent contractor and not an employee of the Company and is not entitled to the benefits provided by the Company and/or its affiliates to its employees, including but not limited to group insurance and coverage under any tax-qualified retirement plan. Accordingly, Consultant shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required. Notwithstanding any provision in this Agreement, Consultant shall remain eligible to receive any fees or benefits as a director or Advisory Board member of the Company or any of its affiliates.


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     6. Compensation.

     (a) Quarterly Consulting Fee. During the Term, the Company shall pay to the Consultant, as compensation for the services to be performed by the Consultant hereunder, a quarterly consulting fee of $ 167,500 during the first year of the Term and $ 82,500 during the second year of the Term, in each case, payable on or about the 90th, 180th, 270th and last day of each year during the Term. In the event this Agreement is terminated pursuant to Section 7, the Consultant shall be entitled to receive any unpaid quarterly consulting fee on a pro rata basis based upon the date of termination. In the event of a Change in Control of the Company (as defined in the Bank Change in Control Act), any remaining payments due under this Agreement shall become due and immediately payable to the Consultant.

     (b) Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred by him in connection with his performance of consulting services hereunder upon submission by the Consultant of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

     7. Termination. The Consultant's engagement as a consultant hereunder shall terminate without further action by any party hereto upon the expiration of the Term. This Agreement may also be terminated by the Company without further obligation other than for fees already earned or as set forth in the next sentence of this Section 7 if the Consultant (a) engages in any willful conduct with regard to his obligations to the Company under this Agreement which is materially injurious to the Company, (b) is convicted of a felony or (c) becomes employed on a full time basis by a depository institution having total deposits of more than $2 billion which is headquartered in Long Island, NY. This Agreement may also be terminated by the Consultant upon written notice by the Consultant. Upon any termination of the Consultant's engagement as a consultant hereunder, the parties hereto shall have no further obligation or liability under this Agreement, except that the Company shall pay the Consultant all fees or any pro rata portion thereof and reimburse the Consultant for all reasonable expenses incurred hereunder prior to the date of termination.

     8. Additional Covenants.

     (a) The Consultant hereby agrees that during the Term the Consultant shall not be employed by any depository institution with assets of $2 billion or more which is headquartered in Long Island, NY.



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     (b) The Consultant and the Company acknowledge that the non competition provision contained in Section 8(a) above is reasonable and necessary, in view of the nature of the Company, its business and his knowledge thereof, in order to protect the legitimate interests of the Company.

     (c) The Consultant agrees that during the Term and for a period of one year thereafter, he shall not (i) solicit any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates or to accept any other employment or position, or (ii) assist any other person in hiring any such employee, provided, however, this provision shall not apply to any unsolicited contact by an employee of the Company or contact which is otherwise initiated by the employee.

     (d) The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations under this Agreement, which concerns the affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other individual, partnership, company or other organization except as may be required by law, as directed by any regulatory authority or by order of any court.

     (e) If any court or arbitrator determines that any covenant contained in this Agreement, or any part thereof, is unenforceable for any reason, the duration and/or scope of such provision shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     (f) With respect to each calendar year during which the Consultant receive payments or benefits under the Prior Agreement, the Consultant agrees to file all tax returns required by any governmental authority with respect to each such year on or before the due respective due dates, including extensions, therefore.

     9. Compliance with Law. In the performance of the services herein contemplated, the Consultant is an independent contractor with the authority to control the details of his work. However, the services of the Consultant are subject to the approval of the Company and shall be subject to the Company's general right of supervision to secure the satisfactory performance thereof. The Consultant agrees to comply with all federal, state and municipal laws, rules and regulations, as well as all policies and procedures of the Company, that are now or may in the future


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become applicable to the Consultant in connection with his services to the
Company, provided, however, such noncompliance shall not represent a breach of this Agreement to the extent such noncompliance is not materially injurious to the Company and its affiliates, taken as a whole.

     10. Successors; Binding Agreement.

     (a) The Company shall require any successor to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (b) This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by the Consultant.

     11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

                           Mr. Raymond A. Nielson
                           7 Fox Meadow Lane
                           Lloyd Harbor, New York 11743

If to the Company:

                           North Fork Bancorporation, Inc.
                           275 Broad Hollow Road
                           Melville, New York 11747
                           Attn: Daniel M. Healy

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



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     12. Disputes.

     (a) Any dispute, controversy or claim arising out of or relating to this Agreement, including any annexes hereto, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in New York pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16.

     (b) In no event shall the Consultant be liable to the Company on account of any breach or breaches of this Agreement for an aggregate amount that exceeds the amount paid to the Consultant during the Term under Section 6(a) hereof.

     13. Modification; Waiver; Discharge. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto solely in respect of the services of the Consultant as a consultant and, except as set forth below, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto solely in respect of the services of the Consultant as a consultant is hereby terminated. Notwithstanding the foregoing, this Agreement shall not supersede the Prior Agreement which shall remain in full force and effect in accordance with its terms and Section 7.7(c) of the Merger Agreement. No agreements or representations, oral or otherwise, expressed or implied, solely with respect to the services of the Consultant as a consultant have been made by either party that are not set forth expressly in this Agreement.



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     16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     18. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to principles of conflicts of laws.

     19. Indemnification. The Company shall indemnify the Consultant for any and all losses, claims and liabilities resulting from the Consultant's performance of services for the Company under this Agreement, which such indemnification shall include any reasonable expenses, including attorneys or other professional fees, incurred as the result of any action or investigation whereby the Consultant is named as a party or is called to testify or provide information.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                      NORTH FORK BANCORPORATION, INC.


                                      By:    /s/   Daniel M. Healy
                                                   Daniel M. Healy
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                             /s/   Raymond A. Nielson
                                                   Raymond A. Nielson


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